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                                                       Exhibit 10 (xvi)


                    RETENTION AGREEMENT

     This Retention Agreement is made and entered into at Willoughby, Ohio by and among Figgie International Inc., a Delaware corporation (the "Company") and Glen W. Lindemann (the "Executive") as of this 17th day of July, 1996.

     WHEREAS, the Executive has been and continues to serve the Company as President of its Scott Aviation division (the "Business Unit"); and

     WHEREAS, the Company (collectively with the Business Unit, "Figgie") has determined to explore and evaluate strategic alternatives to enhance stockholder value and such alternatives may include a merger, consolidation or a sale of the Business Unit or of the Company; and

     WHEREAS, the Company has determined that it is in its and its stockholders' best interests to assure that the Company and the Business Unit will have the continued dedication and service of the Executive during the term of this Agreement; and

     WHEREAS, the Company has determined that the best way to assure that Figgie will have the continued service and dedication of the Executive is to continue his employment as "employment at will" but to provide incentives for him to remain an employee of Figgie subject to the terms hereof;

     NOW THEREFORE, the Executive and the Company agree as follows:

1.   Definitions
For the purposes of this Agreement:

     (a)  "Sale of the Company"shall mean the first to occur of the following:
          (A)  any person (including any individual, firm, partnership, association, trust, trustee, personal representative, group as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, body corporate, corporation, unincorporated
               organization, syndicate or other entity) (other than the Company)
               is or becomes the beneficial owner, directly or indirectly, of
               (i) securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding
               securities or (ii) assets of the Company comprising  50% or more of such assets; or
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         (B)  the consummation of any consolidation or merger of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

     (b) "Sale of the Business Unit" shall have occurred when any person (other than the Company or any subsidiary of the Company) is or becomes the beneficial owner, directly or indirectly, of assets of the Business Unit comprising 50% or more of such assets.

     (c)"Net Proceeds" shall mean all cash consideration and the fair market value of other consideration (at the time such consideration is received) received by the Company in connection with the Sale of the Business Unit, or, as applicable, the aggregate cash consideration and the fair market value of other consideration (at the time such consideration is received) received by the stockholders of the Company (or received by the Company if such consideration is first received by the Company and then distributed to its stockholders) in connection with the Sale of the Company (excluding, if applicable, holdbacks and amounts deposited in escrow which amounts have not been release ("Holdbacks")), less the legal fees, investment banking fees and other costs associated with the Sales of the Business Unit or the Sale of the Company, as applicable. "Net Proceeds" shall also include the value of any long-term liabilities (including any and all debt obligations) of the Company or Business Unit, as applicable, indirectly or directly assumed by the buyer or successor entity, as applicable, in connection with the Sales of the Business Unit or the Sale of the Company, as applicable. Net Proceeds shall be approved by the Management Development, Compensation and Nominating Committee of the Board of Directors of the Company and shall be final. At such time as any Holdbacks are released to the stockholders (or to the Company if such Holdbacks are first released to the Company and then distributed to its stockholders) such holdbacks shall constitute a portion of the Net Proceeds.

2.   Employment At Will

     (a) The Company hereby agrees to continue the Executive as an employee of Figgie and the Executive agrees to remain in such employ as an employment at-will employee of Figgie. Subject to the terms and conditions of this Agreement, Figgie retains the right to terminate the
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     services of the Executive at any time without cause (as defined below) and the Executive retains the right to terminate his services for Figgie at any time; provided, however, that if the Executive's employment with Figgie is terminated by Figgie without cause (as defined below), in the event that a Sale of the Company or a Sale of the Business Unit occurs during the period that would have constituted the term of this Agreement absent such termination of employment, the Executive shall be entitled to the transaction bonus described in paragraph 4 (a) hereof.

     (b) For the purposes of this Agreement, "cause" shall be determined by the Company in the exercise of good faith and reasonable judgement and will include any breach of the Agreement by the Executive or any act by him of gross personal misconduct, insubordination, misappropriation of Company funds, fraud, dishonesty, gross neglect of or failure to perform the duties reasonably required of him pursuant to this Agreement or any conduct which is in willful violation of any applicable law or regulation pertaining to the business of the Company.

     (c) Any activity which the Executive shall undertake for the acquiror of the Business Unit shall not be deemed to be a violation of the noncompetition, nondisclosure and other covenants contained in Article 3 of the Management Agreement.

3.   Salary and Benefits

     The payments provided for in this Agreement are in addition to and not in lieu of any and all other benefits and compensation which the Executive is currently receiving as an employee of Figgie.

4.   Continued Service Bonus
     As of the earlier of (i) Sale of the Company and (ii) Sale of the Business Unit (such earlier date, the "Release Date"):
     (a) the Company shall pay to the Executive in a cash lump sum a transaction bonus determined as follows:
          (i) if paid upon the Sale of the Business Unit, the transaction bonus shall equal two tenths of one percent (0.2%) of the Net Proceeds:
          (ii) if paid upon the Sale of the Company, the transaction bonus shall equal two tenths of one percent (0.2%) of the portion of the Net Proceeds of the Sale of the Company which is allocable to the Business Unit, the amount and method of which allocation shall be determined by the acquiror and approved by the Management Development, Compensation and Nominating Committee of the Board of Directors of the Company and shall be final;
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      (b)  the Company shall pay to the Executive in a cash lump sum those presently unpaid installments, if any, of all bonuses previously awarded to the Executive pursuant to the Compensation Plan for Executives (the "Bonus Plan"); and

     (c) the Company shall pay to the Executive in a cash lump sum a pro-rata bonus under the Bonus Plan with respect to the year in which the Release Date occurs, which bonus shall be based on the Executive's performance through the date of sale under the Scott Aviation business plan for such year.

5.  Nature of Payments under this Agreement
     No amount paid or payable to the Executive under this Agreement shall constitute salary or compensation for the purposes of any employee benefit plan maintained by Figgie.

6.   Tax Indemnity
     (a) In the event that any payment or benefit received or to be received by the Executive in connection with a "change in ownership or control" (as defined in Section 280G(b) (2) (A) (i) of the Internal Revenue Code of 1986, as amended (the"Code"))) of the Company ( a "Change in Control") or the termination of the Executive's employment (whether pursuant to the terms of this Agreement, Management Agreement between the Executive and the Company date December 9, 1994 ("Management Agreement"), or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) becomes subject to the excise tax (the "Excise Tax") pursuant to
     Section 4999 of the Code, the Company shall promptly pay Executive the amount or amounts (a "Gross-Up Payment") that are necessary to place the Executive in the same after-tax (taking into account federal, state and local income and employment taxes) financial position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code.

     (b) Each party will notify the other in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after such party is informed in writing of such a claim and such party shall apprise the other party of the nature of such claim and the date on which such claim is requested to be paid.

     (c) The Company shall bear and pay directly all costs and expenses (including legal fees and additional interest and penalties) incurred in connection with any such claim or proceeding, to the extent related to the Excise Tax, and shall indemnify and hold the Executive harmless,
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     on an after tax basis, as provided in Section 6 (a), for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

7.   Termination of Agreement
     This Agreement will continue in full force and effect from the date hereof until the earliest of:

     a.   the death of the Executive;
     b. the determination by the Company upon reasonable medical evidence that the Executive, due to disability, is no longer able to effectively perform the customary duties of his position;
     c.   the completion of any payments to the Executive under this Agreement;
     d. the termination of the employment of the Executive's employment for any reason, except to the extent set forth in paragraph 2 (b); or
     e.   May 31, 1997.

     Upon the termination of this Agreement, all rights and obligations of the Executive and the Company will terminate and the provisions hereof will be of no further force or effect, except that the Company will continue to be obligated to make any payments provided for in this Agreement to which the Executive became entitled during the term of this Agreement.

8.   Successors
     This Agreement is personal to the Executive and may not be assigned by him. This Agreement may be assigned or transferred to and will be binding upon and inure to the benefit of any Successor of the Company. As used herein, the term "Successor" will include any person, firm, corporation or business entity which acquires all or substantially all of the assets or succeeds to the business of the Company or the Business Unit.

     In the event a Successor fails to assume this Agreement, such failure shall be deemed to constitute a termination of the Executive's employment by the Company for reason other than for Cause under the Management Agreement and shall entitle the Executive to the payments described in Section 2.4 of the Management Agreement and to the payments described in paragraph 4 hereof.
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9.   Modification
     This Agreement may not be varied, altered, modified, canceled, changed or in any way amended except by the mutual agreement of the Executive and the Company set forth in a written instrument executed by them or their respective legal representatives.

10.Tax Withholding
     The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as may be required by law or any governmental regulation or ruling.

11.Governing Law
     To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the State of Ohio.

12.Entire Agreement
     This Agreement and the Management Agreement supersede any prior agreements or understandings oral or written between the Executive and the Company pertaining to the subject matter hereof and constitute the entire agreement between them with respect thereto.

Figgie International Inc.               Executive:


By:   /s/                           /s/
     William J. Sickman            Glen W. Lindemann